UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2015 (July 24, 2015)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

EXPLANATORY NOTE

As reported in a Current Report on Form 8-K filed by Genesis Energy, L.P. (“Genesis”) on July 28, 2015 (the “Original 8-K”), Genesis completed the acquisition of the offshore pipelines and services business of Enterprise Products Operating, LLC and its affiliates (the “Enterprise Offshore Business Acquisition”), on July 24, 2015. This Amendment No. 1 is being filed to amend Item 9.01 of the Original 8-K to include financial statements and pro forma financial information required by Item 9.01 of Form 8-K. The remainder of the information contained in the Original 8-K is not hereby amended.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The unaudited combined financial statements of the Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating, LLC as of June 30, 2015 and for the quarters ended June 30, 2015 and 2014 and the notes thereto are filed as Exhibit 99.6 to this Current Report on Form 8-K/A and are incorporated into this Item 9.01 by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated financial information of Genesis as of and for the six months ended June 30, 2015 and for the year ended December 31, 2015, are filed as Exhibit 99.7 to this Current Report on Form 8-K/A and are incorporated into this Item 9.01 by reference.

(c)	Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K/A.

Exhibits.

99.1	Unaudited combined financial statements of the Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating, LLC as of June 30, 2015 and for the quarters ended June 30, 2015 and 2014 and the notes thereto.

99.2	Unaudited pro forma condensed combined consolidated financial information of Genesis as of and for the six months ended June 30, 2015 and for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership)
	By:	GENESIS ENERGY, LLC., as its sole general partner

Date: October 8, 2015	By:	/s/ ROBERT V. DEERE
Robert V. Deere Chief Financial Officer

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